Exhibit 10.1

Asset Exchange Agreement

Party A: Shanxi Puda Coal Group Co.
Registered Address: No. 426, Xuefu Street, Taiyuan, Shanxi Province
Legal Representative: Zhao Ming

Party B: Lingshi County Jinliao Coal & Chemical Co., Ltd.
Registered Address: Liangdu Industrial Park of Lingshi County
Legal Representative: Zhang Laiyi

WHEREAS, the annual production of the coal washing plant owned by Party A is 400,000 metric tons, and the annual production of the coal washing plant owned by Party B is 1.2 million metric tons; and

WHEREAS, Party A wishes to expand its production capacity.

NOW THEREFOR, Party A and Party B (collectively, “Parties”) hereto agree upon such exchange (the “Asset Exchange”) of all assets of the coal washing plant owned by Party A plus additional cash for all assets of the coal washing plant owned by Party B.

1.
The board of directors of Shanxi Puda Coal Group Co. has made a resolution approving the Asset Exchange of all assets of its 400,000-MT coal washing plant, evaluated at RMB 11.50 million, plus RMB 45.50 million in cash, for all assets of Chongjie Coal Washing Plant, owned by Lingshi Jinliao Coal & Chemical Co., Ltd., evaluated at RMB 57 million.

2.
The board of directors of Lingshi Jinliao Coal & Chemical Co., Ltd. has made a resolution approving the Asset Exchange of all assets of Chongjie Coal Washing Plant, evaluated at RMB 57 million, for all assets of the coal washing plant owned by Shanxi Puda Coal Group Co. plus additional cash with a total value of RMB 57 million.

Through friendly consultation, both Parties agree to the following terms of the Asset Exchange (the “Agreement”):

I.	Description of the Asset Exchange

Shanxi Puda Coal Group Co. exchanges all assets of its coal washing plant, located in Shachuan Village, Liulin County, Shanxi Province (“Plant A”), plus additional cash, with a total value of RMB 57 million, for all assets of Chongjie Coal Washing Plant, owned by Lingshi Jinliao Coal & Chemical Co., Ltd., located at Yi Zhuang Villagers’ Group, Tai Village, Liang Du Township, Lingshi County (“Plant B”).

II.	Considerations of the Asset Exchange

a.	Assets Exchanged from Party A to Party B:

All assets of Plant A, which is owned by Party A, with a book value of RMB 11.5 million (the schedule of assets is attached to this Agreement).

b.	Assets Exchanged from Party B to Party A:

All assets of Plant B, which is owned by Party B, with a book value of RMB 57 million (the schedule of assets is attached to this Agreement).

c.	Pricing and Evaluation of the Asset Exchange

Pricing of the exchanged assets is based on book value as prepared and maintained by both Parties. Assets of Plant A are evaluated at RMB 11.5 million. Assets of Plant B are evaluated at RMB 57 million.

d.	Additional Cash

Both Parties agree that the price differential of RMB 45.5 million in this Asset Exchange will be paid in Additional Cash by Shanxi Puda Coal Group Co. to Party B.

III.	Rights and Obligations of Both Parties

a.	Rights and Obligations of Party A:

i.	Party A warrants that it owns Plant A, which is free from any lien, mortgage or any other encumbrance which may affect this Asset Exchange;
ii.	Upon the completion of this Asset Exchange, Party A shall assist Party B in completing necessary transfer procedures, and shall provide documentation as may be required in a timely manner.

b.	Rights and Obligations of Party B:

i.	Party B warrants that it owns Plant B, which is free from any lien or any other encumbrance right which may affect this Asset Exchange;
ii.	Upon the completion of this Asset Exchange, Party B shall assist Party A in completing necessary transfer procedures, and shall provide documentation as may be required in a timely manner.

IV.	Performance and Payment

a.	Within ten days after the execution of this Agreement, both Parties shall designate representatives to take necessary procedures to complete the asset transfers.
b.	Party A shall remit the Additional Cash, in the amount of RMB 45.50 million, to party B within three days of the completion of such asset transfers.

V.	Liabilities of Breach

In the event of delayed performance after the execution of this Agreement, the delaying Party shall pay to the non-delaying Party a daily damage, in the amount of 0.5% of the total value unperformed.

VI.	Miscellaneous

a.	This Agreement shall be executed in six copies, three to be kept by each Party. The Agreement shall become effective when signed and sealed by both Parties.
b.
This Agreement shall be deemed executed at the location of Party A. In the event of dispute not resolved through consultation, the moving Party may submit the dispute to the People’s Court sitting at the location of execution of this Agreement.

c.
Upon the completion of this Asset Exchange, the business licenses of both Parties shall remain valid and in effect. Each Party shall be responsible for updating its business address as it may become necessary.

Party A: Shanxi Puda Coal Group Co. (Seal)

Legal Representative: /s/ Zhao Ming

Signed: June 6, 2007

Party B: Lingshi Jinliao Coal & Chemical Co., Ltd. (Seal)

Legal Representative: /s/ Zhang Laiyi

Signed: June 6, 2007

Asset list--Puda Liulin Dongqiang Coal Washing Plant

Name	Quantity	Book Value('000 RMB)
Office Building	1	1,246
Plant	1	2,287
Coal Washing Machine	2	2,000
Pump	4	120
Belt Conveyor	4	220
Compressor	3	630
Forklift	4	1,200
Bulldozer	2	218
Floatation Machine	1	324
Testing Equipment	1	92
Electrical Pump	2	436
Car and Truck	6	2,100
Computer	6	64
Copier	3	19
Projector	2	17
Printer	2	4
Central Air Conditioner	1	524
Total		11,501

Asset List--Lingshi Jinliao Coal Washing Plant

Name	Quantity	Book Value('000 RMB)
Land use right&Plant		3,957
Compressor	1	740
Pump	7	635
Centrifugal Dewatering Machine	2	1,142
Sift	3	5,253
Desliming Screen	1	523
Magnet Beneficating Machine	1	1,934
Scraper	1	720
Filter Press	3	3,485
Floating Beneficating Machine	2	5,996
Monitoring Equipment	3	4,295
Thickening Machine	1	3,830
Furnace	1	157
Crusher	3	1,977
Belt conveyor	5	4,275
Adaptor	6	1,192
Scale	3	858
Bulldover	2	760
Loader	2	1,216
Oil Tank	1	69
Jigging Machine	2	1,198
Cyclone	2	2,050
Fuel Dispenser	2	27
High Voltage Equipment	2	1,926
Power Generator	1	2,650
Coal Feeder	2	1,037
Processor	1	560
Desliming Cone	2	1,364
Coal Middlings Dewatering Machine	1	405
Digger	1	948
Filter	1	669
Shale Tank	3	897
Testing Equipment	1	161
Oil Cone	1	47
Roots Blower	1	57
Total		57,010